UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Lake Avenue Extension Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

                                    Registrant’s telephone number, including area code:  (203) 743-8000

                                           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17                          CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR                  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standrds provided pursuat to Section 13(a) of the Exchange Act.

                                                    [  ]

INFORMATION TO BE INCLUDED IN Report

Item 7.01          Regulation FD Disclosure

In advance of investor meetings, Ethan Allen Interiors Inc. announces that it has repurchased approximately 3.5% of its outstanding shares during its fourth quarter of fiscal 2018 having repurchased approximately 950,000 shares of common stock for approximately $22 million under its existing share repurchase program. As of today, there remains approximately 2.5 million shares authorized for repurchase. Purchases under the share repurchase program are made at management's discretion at prevailing prices as permitted by securities laws and other legal requirements, and subject to market conditions and other factors. Purchases may be increased, decreased or discontinued at any time without prior notice.

The information in this form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: June 13, 2018	By:	/s/ Corey Whitely
Executive Vice President, Administration Chief Financial Officer and Treasurer

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